As Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-265244

PROSPECTUS SUPPLEMENT

(To prospectus dated June 6, 2022)

2,376,426 Shares

Harrow Health, Inc.

Common Stock

We are selling 2,376,426 shares of our common stock, par value $0.001 per share, pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is traded on the Nasdaq Global Market (“Nasdaq”) under the symbol “HROW.” On December 13, 2022, the last reported sale price of our common stock on Nasdaq was $11.10 per share.

Investing in our common stock involves a high degree of risk, and you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein before you make your investment decision. Before investing in our common stock, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-8 of this prospectus supplement as well as the risks identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and any other filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, which are incorporated by reference in this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Offering price	$10.52	$25,000,002
Underwriting discount(1)	$0.63	$1,500,000
Proceeds, before expenses, to us	$9.89	$23,500,002

(1)	See “Underwriting” on page S-20 of this prospectus supplement for a description of all underwriting compensation payable in connection with this offering.

The underwriter expects to deliver the shares of common stock to the purchasers on or about December 16, 2022

B. Riley Securities

The date of this prospectus supplement is December 13, 2022.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a shelf registration process. This prospectus supplement provides you with specific information about this offering, including the price and terms of the Notes being offered and the risk of investing in our securities. The accompanying prospectus provides more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. To the extent the information in this prospectus supplement is different from that in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus together with the additional information described in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” of this prospectus supplement.

We have not, and the underwriter has not, authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or that is contained in any free writing prospectus issued by or on behalf of us or to which we have referred you. Neither we nor the underwriter takes any responsibility for, and can provide no assurances as to the reliability of, any other information that others may give to you. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus is complete and accurate as of the date on the front cover of this prospectus supplement, but the information and our business, cash flows, condition (financial and otherwise), liquidity, prospects and results of operations may have changed since that date.

The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of these securities in some jurisdictions may be restricted by law. Persons outside of the United States who come into possession of this prospectus supplement and the accompanying prospectus are required by us and the underwriter to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding investing in our securities.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain and incorporate by reference “forward-looking statements” regarding future events and our future performance. In some cases, you can identify forward-looking statements by terminology such as “will,” “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Generally, the words “anticipate,” “believe,” “continue,” “expect,” “intend,” “estimate,” “project,” “plan” and similar expressions identify forward-looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance contain forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. These forward-looking statements involve risks and uncertainties and reflect only our current views, expectations and assumptions with respect to future events and our future performance. If risks or uncertainties materialize or assumptions prove incorrect, actual results or events could differ materially from those expressed or implied by such forward-looking statements. Risks that could cause actual results to differ from those expressed or implied by the forward-looking statements we make include, among others, risks related to: the impact of the COVID-19 pandemic on our financial condition, liquidity or results of operations; our ability to successfully implement our business plan; develop and commercialize our proprietary formulations in a timely manner or at all, identify and acquire additional proprietary formulations, manage our pharmacy operations, service our debt, obtain financing necessary to operate our business, recruit and retain qualified personnel, manage any growth we may experience and successfully realize the benefits of our previous acquisitions and any other acquisitions and collaborative arrangements we may pursue; competition from pharmaceutical companies, outsourcing facilities and pharmacies; general economic and business conditions; regulatory and legal risks and uncertainties related to our pharmacy operations and the pharmacy and pharmaceutical business in general; physician interest in and market acceptance of our current and any future formulations and compounding pharmacies generally; and the other risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, and other documents that we file from time to time with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. These forward-looking statements are made only as of the date of this prospectus supplement. Except as otherwise required by applicable law, we do not undertake and expressly disclaim any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider when making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus and the information incorporated herein by reference, including the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement and the “Risk Factors” section in the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, and in our other reports that we file with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, unless the context requires otherwise, references to “Harrow,” the “Company,” “we,” “us” and “our” refer to Harrow Health, Inc., together with its consolidated subsidiaries.

Overview

We are an eyecare pharmaceutical company exclusively focused on the discovery, development, and commercialization of innovative ophthalmic therapies that are accessible and affordable.

The Company owns non-controlling equity positions in Surface Ophthalmics, Inc. (“Surface”) and Melt Pharmaceuticals, Inc. (“Melt”), both companies that began as subsidiaries of Harrow. Harrow also owns royalty rights in various drug candidates being developed by Surface and Melt.

ImprimisRx

ImprimisRx is our ophthalmology-focused prescription pharmaceutical compounding business. From its inception in 2014, ImprimisRx, which consists of integrated research and development, production, dispensing/distribution, sales, marketing, and customer service capabilities, has offered physician customers and their patients access to critical medicines to meet their clinical needs. Initially, ImprimisRx focused exclusively on compounded medications to serve needs unmet by commercially available medications. We also make these unique formulations available at prices that are, in most cases, lower than non-customized commercial medications. ImprimisRx’s customer base has grown to include more than 10,000 U.S. eyecare dedicated prescribers and institutions. Our current ophthalmology formulary includes over twenty compounded formulations, many of which are patented or patent-pending, and are customizable for the specific needs of a patient. Some of our compounded medications are various combinations of drugs formulated into one bottle and others are preservative free formulations. Depending on the formulation, the regulations of a specific state, and ultimately, the needs of the patient, ImprimisRx products may be dispensed (a) as patient-specific medications from our 503A pharmacy; or, (b) for in-office use made according to current good manufacturing practices (or “cGMPs”) or other FDA-guidance documents, in our FDA-registered New Jersey outsourcing facility (“NJOF”). In August 2020, ImprimisRx entered into a Commercial Alliance Agreement (the “Dexycu Agreement”) with Eyepoint Pharmaceuticals, Inc. (“Eyepoint”), pursuant to which Eyepoint granted ImprimisRx the right to promote DEXYCU® (dexamethasone intraocular suspension) 9% for the treatment of post-operative inflammation following ocular surgery in the United States. Pursuant to the Dexycu Agreement, Eyepoint pays ImprimisRx a fee that is calculated based on the quarterly sales of DEXYCU in the U.S. In October 2022, we entered into a mutual termination agreement with Eyepoint, pursuant to which we agreed to (a) continue to support the sale of DEXYCU through the fourth quarter of 2022, consistent with our level of effort during the January through June 2022 period, (b) decrease the required minimum quarterly sales levels based on DEXYCU unit demand for the fourth quarter of 2022, and (c) terminate the Dexycu Agreement, along with ancillary letter agreements, effective January 1, 2023. As a result, we expect our commissions from sales of DEXYCU to decrease through the end of 2022 and cease in 2023; however such effect is not expected to have a material impact on our business, financial statements and cash flows.

Branded Pharmaceuticals and Drug Candidates

Over the past two years, in order to more fully serve the needs of our growing customer base, we have invested in broadening our product portfolio to include FDA-approved products. Our investments in this regard have led to the pursuit and completion of several announced transactions, and others we are continuing to pursue, all of which are focused in eyecare pharmaceuticals. We believe that our continued investments in these and other products will result in our ability to provide more physician prescribers and their patients with access to a complete portfolio of affordable eyecare pharmaceuticals to address their clinical needs.

S-1

IOPIDINE®, MAXITROL®, MOXEZA®

In December 2021, we acquired U.S. commercial rights to four FDA-approved ophthalmic medicines: IOPIDINE 1% and 0.5% (apraclonidine hydrochloride); MAXITROL (neomycin/polymyxin B/dexamethasone) ophthalmic suspension; and MOXEZA (moxifloxacin hydrochloride). We believe by expanding our product portfolio to include branded FDA-approved products, we will be uniquely positioned to leverage our commercial platform to introduce unique lifecycle management strategies that could grow sales and address needs of our customers that we are unable to meet with our other compounded product offerings.

At the time of closing the acquisition of the four products, we agreed to a transitional period with the seller, which lasted nine months following the closing of the transaction. During the transition period, the seller continued to sell the products and transferred the net profit from those sales to us. Following the transition period which ended in June 2022, we made IOPIDINE 1% and MAXITROL commercially available, and expect to re-launch MOXEZA at a later date.

IHEEZOTM

In July 2021, we acquired the exclusive marketing and supply rights to IHEEZO (chloroprocaine hydrochloride ophthalmic gel) 3% in the U.S. and Canada for ocular surface anesthesia from Sintetica S.A. (“Sintetica”). The FDA approved IHEEZO for ocular surface anesthesia in September 2022. IHEEZO is protected by an Orange Book listed patent that is valid until 2038. We expect to commercially launch IHEEZO in the U.S. market during 2023.

MAQ-100

In August 2021, we acquired the exclusive marketing rights to MAQ-100 in the U.S. and Canada from Wakamoto Pharmaceutical Co., Ltd. (“Wakamoto”). MAQ-100 is a preservative-free triamcinolone acetonide ophthalmic injection drug candidate. MAQ-100 is marketed and sold by Wakamoto in Japan as MaQaid®. Following Japan’s Ministry of Health Labor and Welfare (“MHLW”) approval, MaQaid was launched in Japan in 2010, indicated as an intravitreal injection for visualization for vitrectomy. Since its initial MHLW approval, the indication for MaQaid was expanded to include (a) treatments for alleviation of diabetic macular edema, (b) macular edema associated with retinal vein occlusion (or RVO), and (c) non-infectious uveitis. We intend to leverage the clinical data used for Japanese market approval of MaQaid to support a clinical program and U.S. market NDA submission of MAQ-100 for visualization during vitrectomy. In August 2022, we had a Type B meeting with the FDA to discuss our planned clinical program for MAQ-100. The FDA provided clarity on what would be required for a future NDA filing of MAQ-100, and we are working with Wakamoto accordingly in an effort to efficiently advance the clinical program of MAQ-100.

We expect to continue to acquire and/or develop additional FDA-approved/approvable ophthalmic products and product candidates that will allow us to leverage our commercial infrastructure to promote, sell, and ultimately bring these products to market.

Carved-Out Businesses (De-Consolidated Businesses)

We have ownership interests in Surface, Melt, and Eton Pharmaceuticals, Inc. (“Eton”) and hold royalty interests in some of Surface’s and Melt’s drug candidates. These companies are pursuing market approval for their drug candidates under the Food Drug and Cosmetic Act, including in some instances under the abbreviated pathway described in Section 505(b)(2), which permits the submission of an NDA where at least some of the information required for approval comes from studies not conducted by or for the applicant and for which the applicant has not obtained a right of reference.

Noncontrolling Equity Interests

Surface Ophthalmics, Inc.

Surface is a clinical-stage pharmaceutical company focused on development and commercialization of innovative therapeutics for ocular surface diseases.

●	SURF-100 for Chronic Dry Eye Disease: Surface completed its 350-patient Phase 2 clinical trial, comparing five active arms of SURF-100 study drugs with the current market-leading prescription chronic dry eye treatments. According to Surface, the SURF-100 Phase 2 clinical trial achieved positive results for both signs and symptoms of chronic dry eye disease, as well as generating positive data on onset and duration of action.

●	SURF-200 for Acute Dry Eye: Surface has completed enrollment of its Phase 2 clinical trial for SURF-200 and expects to announce top-line results later this year.

S-2

●	SURF-201 for Pain and Inflammation Following Ocular Surgery: According to the Surface results, SURF-201 was dosed twice daily, met its primary endpoints of absence of inflammation at both Day 8 and Day 15 and was found to be safe and well-tolerated by the patient group. In addition, a secondary endpoint showed almost 90% of patients given SURF-201 were pain free at Day 15.

In 2018, Surface closed an offering of its Series A Preferred Stock. At that time, we lost our controlling interest and deconsolidated Surface from our consolidated financial statements. During May, June and July of 2021, Surface closed an offering of its preferred stock at a purchase price of $4.50 per share resulting in gross proceeds to Surface of approximately $25,000,000 (the “Surface Series B Offering”). We own 3,500,000 shares of Surface common stock, which was approximately 20% of Surface’s equity and voting interests as of September 30, 2022. Harrow owns mid-single digit royalty rights on net sales of SURF-100, SURF-200 and SURF-201.

Melt Pharmaceuticals, Inc.

Melt is a clinical-stage pharmaceutical company focused on the development and commercialization of proprietary non-intravenous, sedation and anesthesia therapeutics for human medical procedures in hospital, outpatient, and in-office settings. Melt intends to seek regulatory approval for its proprietary technologies, where possible. In December 2018, we entered into an Asset Purchase Agreement with Melt (the “Melt Asset Purchase Agreement”), pursuant to which Harrow assigned to Melt the underlying intellectual property for Melt’s current pipeline, including its lead drug candidate MELT-300. The core intellectual property Melt owns is a patented series of combination non-opioid sedation drug formulations that we estimate to have multitudinous applications.

MELT-300 is a novel, sublingually delivered, non-IV, opioid-free drug candidate being developed for procedural sedation. Melt filed an investigational new drug application (“IND”) with the FDA in June 2020 and began its clinical program for MELT-300. In February 2021, Melt announced data from, and the successful completion of, its Phase 1 study. Melt began enrolling patients in its Phase 2 study for MELT-300 during the fourth quarter of 2021, and we expect Melt to release top-line data related to this study sometime during the fourth quarter of 2022.

In January 2019, Melt closed an offering of its Series A Preferred Stock. At that time, we gave up our controlling interest and deconsolidated Melt from our consolidated financial statements. We own 3,500,000 shares of Melt common stock, which was approximately 46% of Melt’s equity and voting interests issued and outstanding as of September 30, 2022. In September 2021, we provided Melt with a senior secured loan with a principal amount of $13,500,000, which is intended, among other things, to fund the Phase 2 program of MELT-300. In connection with the loan, we were given the right, but not the obligation, to match any offer received by Melt associated with the commercial rights to any of its drug candidates for a period of five years. In September 2022, Melt filed a registration statement on Form S-1 with the United States Securities and Exchange Commission related to an initial public offering of Melt’s common stock in an underwritten offering (the “Melt IPO”). The registration statement contains, among other things, a description of Melt’s business, financial statements and strategic plans. If the Melt IPO is completed, we expect to settle $10,000,000 of the principal balance of our loan to Melt in exchange for Melt common stock at the price of the Melt IPO, net of any underwriting discounts.

Melt is required to make mid-single digit royalty payments to the Company on net sales of MELT-300, while any patent rights remain outstanding, subject to other conditions. Melt can require the Company to cease compounding like products at the time of FDA approval of MELT-300. If approved, we do not expect a cessation of compounding like products to have a material impact on our operations and financial performance.

Eton Pharmaceuticals, Inc.

Eton is an innovative pharmaceutical company focused on developing, acquiring, and commercializing treatments for rare diseases. Eton currently commercializes ALKINDI SPRINKLE® and Carglumic Acid tablets and has four additional rare disease products under development, including dehydrated alcohol injection and the ZENEO® hydrocortisone autoinjector. In May 2017, we gave up our controlling interest in Eton. We own 1,982,000 shares of Eton common stock, which was less than 10% of the equity and voting interests issued and outstanding of Eton as of September 30, 2022.

S-3

Recent Developments

Acquisition from Novartis

On December 13, 2022, we entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Novartis Technology, LLC and Novartis Innovative Therapies AG (together, “Novartis”), pursuant to which the Company agreed to purchase from Novartis the exclusive commercial rights to assets associated with the following ophthalmic products (collectively the “Products”) in the U.S. (the “Acquisition”) :

●	ILEVRO® (nepafenac ophthalmic suspension) 0.3%, a non-steroidal, anti-inflammatory eye drop indicated for pain and inflammation associated with cataract surgery.
●	NEVANAC® (nepafenac ophthalmic suspension) 0.1%, a non-steroidal, anti-inflammatory eye drop indicated for pain and inflammation associated with cataract surgery.
●	VIGAMOX® (moxifloxacin hydrochloride ophthalmic solution) 0.5%, a fluoroquinolone antibiotic eye drop for the treatment of bacterial conjunctivitis caused by susceptible strains of organisms.
●	MAXIDEX® (dexamethasone ophthalmic suspension) 0.1%, a steroid eye drop for steroid-responsive inflammatory conditions of the palpebral and bulbar conjunctiva, cornea, and anterior segment of the globe.
●	TRIESENCE® (triamcinolone acetonide injectable suspension) 40 mg/ml, a steroid injection for the treatment of certain ophthalmic diseases and for visualization during vitrectomy.

Under the terms of the Purchase Agreement, we will make a one-time payment of $130,000,000 at closing, with up to another $45,000,000 due in a milestone payment related to the commercial availability of Triesence. The Acquisition is expected to close in the first quarter of 2023, subject to the satisfaction of customary closing conditions, including clearance under the Hart-Scott Rodino Antitrust Improvements Act. Pursuant to the Purchase Agreement and various ancillary agreements, immediately following the closing and subject to certain conditions, for a period that we expect to last approximately six months, and prior to the transfer of the Products new drug applications (the “NDAs”) to us, Novartis will continue to sell the Products on our behalf and transfer the net profit from the sale of the Products to us. Novartis has agreed to supply certain Products to the Company for a period of time after the NDAs are transferred to us and to assist with technology transfer of the Products manufacturing to other third-party manufacturers, if needed.

We believe the Acquisition will help accelerate our vision of becoming a leading U.S. ophthalmic pharmaceutical company. Some of these products are patent protected with established insurance coverage, their brand names are well-known in the ophthalmology industry, and have other unique competitive advantages we intend to utilize to grow sales. We believe these five branded products provide an excellent complement to our existing portfolio of ophthalmic prescription products and will be of tremendous value to our customers – giving them more choices and flexibility when considering the best treatment options for their patients and the specific needs of their practices. As such, we intend to leverage our existing commercial infrastructure and shared resources to generate economies of scale, expand and grow our overall business.

Pro Forma Adjusted EBITDA and Financial Impact of the Acquisition

In addition to the Company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed in the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q incorporated by reference in this prospectus, management also utilizes Adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the Company’s financial results and performance and to plan and forecast future periods. Investors are encouraged to review the Company’s complete results of operations and additional information provided in the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q incorporated by reference to this prospectus. Management believes that the non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results, provides a more complete understanding of the Company’s results of operations and the factors and trends affecting its business.

Given the expected significant impact of the Products acquired in the Acquisition on the Company’s financial results and performance, management believes that it would be meaningful to investors for the Company to present pro forma Adjusted EBITDA for the most recent twelve-month period reflecting management’s estimate of the impact of the Acquisition on Adjusted EBITDA. Historical and pro forma Adjusted EBITDA and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the way they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies.

S-4

For the twelve months ended September 30, 2022, the Company generated $13.4 million of Adjusted EBITDA. In the fourth quarter of 2021, the Company expensed $3.1 million of costs in connection with a milestone payment for IHEEZO prior to FDA approval which was accounted for as an acquisition of in-process research and development (“IPR&D”). Management estimates that during the twelve months ended September 30, 2022, the Products acquired in the Acquisition with near immediate commercial availability (Ilevro, Nevanac, Vigamox and Maxidex) would have generated Adjusted EBITDA of $33.3 million which, when aggregated with the Company’s historical Adjusted EBITDA and the acquired IPR&D costs would result in a sum of $49.8 million for the twelve months ended September 30, 2022. Management’s estimate of Adjusted EBITDA generated by the Acquisition for the twelve months ended September 30, 2022 assumes that the Acquisition was completed on October 1, 2021 and does not include sales figures associated with Triesence due to lack of commercial availability, among other factors, and is based on estimates of sales, cost of goods sold and marketing fees provided by Novartis as well as other estimates by management of the Company.

The following is a reconciliation of pro forma Adjusted EBITDA, a non-GAAP measure, to the most comparable GAAP measure, net loss, for the twelve months ended September 30, 2022 (amounts in thousands):

For the Twelve Months Ended September 30, 2022
(unaudited)
Harrow Health Historical Adjusted EBITDA
Net Loss(1)	$(22,559)
Stock-based Compensation and Expenses	8,056
Interest Expense, net	7,310
Income Taxes	208
Depreciation	1,532
Amortization of Intangible Assets	1,239
Impairment of Intangible Assets	249
Investment Loss, net	17,231
Other Income, net	(248)
Other Expense, net	392
Harrow Health Historical Adjusted EBITDA	$13,410

Management Estimate of Acquired Asset EBITDA	33,285

Harrow Health Historical Adjusted EBITDA + Management Estimate of Acquired Adjusted EBITDA	$46,695

(1) Net loss during the period presented includes $3,117 of acquired IPR&D costs associated with the acquisition of IHEEZO. The Company recently made a change to its methodology for reporting of Adjusted EBITDA to include IPR&D charges. During the 2021 reporting periods, including the fourth quarter of 2021, the IPR&D costs associated with acquisition of IHEEZO and similar IPR&D transactions were excluded from Adjusted EBITDA for reporting purposes.

Senior Notes Offering

Following this offering, we also anticipate offering, by means of a separate prospectus supplement, $100,000,000 aggregate principal amount of senior notes due 2027 (or $115,000,000 if the underwriters’ option to purchase up to $15,000,000 aggregate principal amount of additional Notes if exercised in full) (the “Senior Notes”). The Company anticipates that the Senior Notes will be senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness. Accordingly, the Senior Notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness, and the Senior Notes will be structurally subordinated to all existing and future indebtedness (including trade payables) of our subsidiaries. This offering of common stock is not contingent on the completion of the offering of the Senior Notes. Accordingly, you should not assume that the Senior Notes offering will be consummated on the terms described in this prospectus supplement, or at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the Senior Notes offering. See “Use of Proceeds” in this prospectus supplement for additional information regarding the anticipated use of proceeds for the proceeds from this offering and the anticipated offering of the Senior Notes.

S-5

Financing Commitments / Other Financing Transactions

In the event that the aggregate gross proceeds from the Senior Notes offering are less than $100 million, BRS has committed to provide, through one or more affiliates, secured term indebtedness to the Company (the “Proposed Secured Loan”) in an amount equal to any such shortfall. The Proposed Secured Loan would have a three-year term, bear interest at a per annum rate equal to the interest rate established for the Senior Notes issued in the Senior Notes offering less one percent (1.00%), and shall be secured by liens on substantially all the assets of the Company and its subsidiaries. The Proposed Secured Loan would provide for scheduled quarterly amortization payments of 2.5% of the original principal balance of the Proposed Secured Loan, and for mandatory prepayments of excess cash flow, proceeds of certain debt financings, and other customary prepayment obligations.

Divestment of Non-Ophthalmic Revenues

In October 2022, we entered into an Asset Purchase Agreement (the “RPC Agreement”) with Innovation Compounding Pharmacy, LLC (the “Buyer”). The closing of the RPC Agreement was made effective on September 30, 2022. Under the terms of the RPC Agreement, the Company agreed to sell substantially all its assets associated with its non-ophthalmology related compounding business, including but not limited to, certain intellectual property rights, customer lists, databases, and formulations (the “RPC Assets”). The Buyer agreed to make offers of employment to six of the Company’s employees that were responsible for the sales activities associated with the RPC Assets. In connection with the RPC Agreement, the Company entered into a separate transition services agreement with the Buyer related to providing on going services, such as procuring and dispensing prescription orders associated with RPC Assets. The Company expects to provide transition services to the Buyer for up to six months following the effective date of the RPC Agreement. Under the terms of the RPC Agreement, the Buyer paid to the Company an aggregate cash amount of $6,000,000 on October 5, 2022. In addition, the Buyer is obligated to pay up to $4,500,000 to the Company based on mutually agreed upon revenue milestones during the calendar year 2023.

Company Information

We were incorporated in Delaware in January 2006 as Bywater Resources, Inc. In September 2007, we closed a merger transaction with Transdel Pharmaceuticals Holdings, Inc. and changed our name to Transdel Pharmaceuticals, Inc. We changed our name to Imprimis Pharmaceuticals, Inc. in February 2012. We changed the name of our company to Harrow Health, Inc. in December 2018.

On June 26, 2011, we suspended our operations and filed a voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of California, Case No. 11-10497-11. On December 8, 2011, in connection with our entry into a line of credit agreement and securities purchase agreement with a third party, our voluntary petition for reorganization relief was dismissed.

During the summer of 2019, we relocated our executive office previously based in San Diego, California to its current location at 102 Woodmont Blvd., Suite 610, Nashville, Tennessee and our telephone number at such office is (615) 733-4730. Our website address is harrowinc.com. Information contained on our website is not deemed part of this prospectus supplement or the accompanying prospectus and is not incorporated in this prospectus supplement, the accompanying prospectus or any other document that we file with the SEC by reference.

S-6

The Offering

Issuer:	Harrow Health, Inc.

Common Stock Offered by us:	2,376,426 shares of our common stock, $0.001 par value per share.

Common Stock to be Outstanding After this Offering:	29,450,733 shares of our common stock, $0.001 par value per share.

Use of Proceeds:	We intend to use the net proceeds of this offering of common stock, the anticipated offering of Senior Notes, available cash on hand and, if necessary, proceeds from a stand-by term loan with BRS to fund the purchase price for the Acquisition. Pending such use, we may invest the net proceeds in short-term interest-bearing accounts, securities, or similar investments. See “Capitalization.”

Listing:	Our common stock is listed on Nasdaq under the symbol “HROW.”

Transfer Agent and Registrar:	Securities Transfer Corporation.

Risk Factors:	Investing in our common stock involves risks. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-8, as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in our common stock.

The number of shares of our common stock to be outstanding immediately after this offering is based on 27,074,307 shares of our common stock outstanding as of September 30, 2022 and excludes:

●	2,058,280 shares of common stock available for award under the Company’s 2017 Incentive Stock and Awards Plan (the “Plan) as of September 30, 2022;

●	3,171,026 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2022, having a weighted average exercise price of $5.79 per share;

●	2,078,124 shares of common stock issuable upon the vesting of outstanding restricted stock units as of September 30, 2022;

●	303,454 restricted stock units awarded to directors of the Company, but issuance and delivery of the underlying shares of common stock are deferred until the director resigns; and

●	373,847 shares of common stock issuable upon the exercise of outstanding warrants as of September 30, 2022, having a weighted average exercise price of $2.08 per share.

S-7

RISK FACTORS

Investing in our common stock involves significant risks, including the risks described below. Before making an investment in our common stock, you should carefully consider, among other factors, the risks identified under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022. Please also refer to the section above entitled “Special Note Regarding Forward-Looking Statements.” Please also see “Forward-Looking Statements” in the accompanying prospectus and the risks described in the documents incorporated by reference in this prospectus supplement and in our other filings. The risks described in the documents incorporated by reference in this prospectus supplement are not the only ones we face. Additional risks not presently known or that we currently deem immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. You should consult your own financial and legal advisors as to the risks entailed by an investment in the common stock and the suitability of investing in the common stock in light of your particular circumstances. Our business, financial condition and results of operations could be materially adversely affected by the materialization of any of these risks. The materialization of any of these risks could also result in a complete loss of your investment.

Risks Related to this Offering

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including our ability to execute our business plan; operating results that fall below expectations; industry or regulatory developments; investor perception of our industry or our prospects; economic and other external factors; and the other risk factors discussed in this “Risk Factors” section or the “Risk Factors” sections included in our other filings with the SEC that are incorporated by referenced into this prospectus supplement.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and stock price.

From time to time, including recently as a result of the COVID-19 pandemic, global credit and financial markets have experienced extreme volatility and disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. Our general business strategy may be adversely affected by any such economic downturn, volatile business environment and continued unpredictable and unstable market conditions. If the equity and credit markets deteriorate, it may make any debt or equity financing more difficult to complete, more costly, and more dilutive. In the event the Company or one of its subsidiaries needed to access additional capital, failure to secure financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon development plans. In addition, there is a risk that one or more of our current service providers, manufacturers and other partners may not survive an economic downturn, which could directly affect our ability to attain our operating goals on schedule and on budget.

Downgrades in our credit ratings may increase our future borrowing costs, limit our ability to raise capital, cause our stock price to decline or reduce analyst coverage, any of which could have a material adverse impact on our business.

Credit rating agencies review their ratings periodically and, therefore, the credit rating assigned to us by any of the rating agencies may be subject to revision at any time. Factors that can affect our credit ratings include changes in our operating performance, the economic environment, our financial position, conditions in and periods of disruption in any of our principal markets and changes in our business strategy. If weak financial market conditions or competitive dynamics cause any of these factors to deteriorate, we could see a reduction in our corporate credit rating. Since investors, analysts and financial institutions often rely on credit ratings to assess a company’s creditworthiness and risk profile, make investment decisions and establish threshold requirements for investment guidelines, our ability to raise capital, our access to external financing, our stock price and analyst coverage of our stock could be negatively impacted by a downgrade to our credit rating.

S-8

A consistently active trading market for shares of our common stock may not be sustained.

Historically, trading in our common stock has been sporadic and volatile and our common stock has been “thinly-traded.” There have been, and may in the future be, extended periods when trading activity in our shares is minimal, compared to a seasoned issuer with a large and steady volume of trading activity. The market for our common stock is also characterized by significant price volatility compared to seasoned issuers, and we expect that such volatility may continue. As a result, the trading of relatively small quantities of shares may disproportionately influence the market price of our common stock. A consistently active and liquid trading market in our common stock may never develop or be sustained.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

The sale of substantial amounts of our common stock in the public market, or the perception that sales could occur, may cause the market price of our common stock to fall. Sales could occur upon the expiration of any statutory holding period, such as under Rule 144 under the Securities Act, applicable to outstanding shares, upon expiration of any lock-up periods applicable to outstanding shares, upon our issuance of shares upon the exercise of outstanding options or warrants, or upon our issuance of shares pursuant offerings of our equity securities. The availability for sale of a substantial number of shares of our common stock, whether or not sales have occurred or are occurring, also could make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future, when needed, on acceptable terms or at all.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered in this offering may be substantially higher than the book value per share of our common stock, you will experience immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution of approximately $10.40 per share, based on an offering price of $10.52 per share and our pro forma net tangible book value as of September 30, 2022, after giving effect to this offering. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement entitled “Dilution” on page S-13.

Existing indebtedness, the contemplated Senior Notes offering and as well as other offerings of debt securities or preferred equity securities, which would be senior to our common stock, may adversely affect the market price of our common stock.

We currently have outstanding $75,000,000 aggregate principal amount of 8.625% senior notes due April 2026. We anticipate offering, by means of a separate prospectus supplement, $100,000,000 aggregate principal amount of the Company’s Senior Notes (or $115,000,000 if the underwriters’ option to purchase up to $15,000,000 aggregate principal amount of additional Senior Notes is exercised in full) following this offering. This offering of common stock is not contingent on the completion of the offering of the Senior Notes, and there is no guarantee that we will complete the Senior Notes offering as anticipated, or at all. We may also conduct additional offerings of notes in the future.

S-9

In addition, we are authorized to issue 5,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue preferred stock at any time in one or more series and to fix the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights and other rights, preferences and privileges for any series of our preferred stock that may be issued. The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could reduce the voting rights and powers of our common stockholders and the portion of our assets allocated for distribution to our common stockholders in a liquidation event, and could also result in dilution to the book value per share of our common stock. The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of our Company.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on an investment will be limited to any appreciation in the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. Any payment of dividends on our common stock would depend on contractual restrictions, as well as our earnings, financial condition and other business and economic factors as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Risks Related to Acquisition

We may fail to realize the anticipated benefits of our pending Acquisition.

The success of the Acquisition will depend on, among other things, our ability to successfully integrate the Products into our commercial platform, transfer the Products NDAs, maintain payer reimbursement coverage, maintain an adequate supply of the Products, market the Products to our existing customers and re-introduce Triesence to the ophthalmic market. It is possible that we may not achieve the anticipated benefits of the Acquisition. If we experience difficulties with the implementation of plans with respect to the Acquisition, the anticipated benefits of the Acquisition may not be realized fully or at all, or may take longer to realize than expected. Integration efforts will also divert management attention and resources. These matters could have an adverse effect during this transition period and for an undetermined period after completion of the Acquisition.

S-10

USE OF PROCEEDS

The net proceeds to be received by us from the sale of the common stock in this offering, after deducting underwriting discounts and commissions, the structuring fee and other offering expenses payable by us, are estimated to be approximately $22,600,000.

Following this offering, we also anticipate offering, by means of a separate prospectus supplement, $100,000,000 aggregate principal amount of senior notes due 2027 (or $115,000,000 if the underwriter’s option to purchase up to $15,000,000 aggregate principal amount of additional Senior Notes is exercised in full). The Company anticipates that the Senior Notes will be senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness and senior to all equity of the Company including the common stock offered in this offering. This offering of common stock is not contingent on the completion of the offering of the Senior Notes. Accordingly, you should not assume that the Senior Notes offering will be consummated on the terms described in this prospectus supplement, or at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the Senior Notes offering.

We intend to use the net proceeds of this offering of common stock, the anticipated offering of Senior Notes, available cash on hand and, if necessary, proceeds from the Proposed Secured Loan to fund the purchase price for the Acquisition. Pending such use, we may invest the net proceeds in short-term interest-bearing accounts, securities, or similar investments. See “Capitalization.”

S-11

CAPITALIZATION

The table below sets forth our cash and cash equivalents and our consolidated capitalization as of September 30, 2022:

●	on an actual basis; and

●	on a pro forma basis, after giving effect to the sale of the common stock in this offering, at the offering price of $10.52, after deducting underwriting discounts and commissions, the commitment fee and estimated offering expenses payable by us.

The table below does not give effect to either (i) the Senior Notes offering or (ii) the Acquisition.

You should read this table in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	As of September 30, 2022
	Actual	Pro Forma
	(unaudited)
Cash and cash equivalents	$44,959,000	$67,559,000
Long-term debt, less current installments:
8.625% Senior Notes due April 2026, net of unamortized debt discount	$72,239,000	$72,239,000
Total long-term debt	72,239,000	72,239,000
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value, 50,000,000 shares authorized, 27,074,307 shares issued and outstanding at September 30, 2022, actual; 29,450,733 shares issued and outstanding, pro forma	27,000	29,000
Additional paid-in capital	111,738,000	134,336,000
Accumulated deficit	(110,548,000)	(110,548,000)
TOTAL HARROW HEALTH STOCKHOLDERS’ EQUITY	1,217,000	23,817,000
Noncontrolling interests	(355,000)	(355,000)
TOTAL STOCKHOLDERS’ EQUITY	862,000	23,462,000
TOTAL CAPITALIZATION	$73,101,000	$95,701,000

The number of shares of our common stock to be outstanding immediately after this offering is based on 27,074,307 shares of our common stock outstanding as of September 30, 2022 and excludes:

●	2,058,280 shares of common stock available for award under the Company’s 2017 Incentive Stock and Awards Plan (the “Plan) as of September 30, 2022;

●	3,171,026 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2022, having a weighted average exercise price of $5.79 per share;

●	2,078,124 shares of common stock issuable upon the vesting of outstanding restricted stock units as of September 30, 2022;

●	303,454 restricted stock units awarded to directors of the Company, but issuance and delivery of the underlying shares of common stock are deferred until the director resigns; and

●	373,847 shares of common stock issuable upon the exercise of outstanding warrants as of September 30, 2022, having a weighted average exercise price of $2.08 per share.

S-12

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value (deficit) as of September 30, 2022 was $(19.1) million, or $(0.71) per share of common stock. Historical net tangible book value (deficit) per share represents the amount of our total tangible assets less our total liabilities, divided by the number of shares of our common stock outstanding on September 30, 2022.

After giving effect to the sale of shares of our common stock in this offering at an offering price of $10.52 per share, and after deducting estimated offering expenses and commissions payable by us, our pro forma net tangible book value as of September 30, 2022 would have been $3.5 million, or $0.12 per share of common stock based on 29,450,733 shares of common stock outstanding on a pro forma basis at that time. This represents an immediate increase in net tangible book value of $0.83 per share to our existing stockholders and an immediate dilution in net tangible book value of $10.40 per share to new investors in this offering.

Offering price per share		$10.52
Net tangible book value (deficit) per share as of September 30, 2022	$(0.71)
Pro forma increase in net tangible book value per share as of September 30, 2022 attributable to the pro forma transaction described above	$0.83
Pro forma net tangible book value per share as of September 30, 2022		0.12
Dilution in net tangible book value per share to new investors		$10.40

The number of shares of our common stock to be outstanding immediately after this offering is based on 27,074,307 shares of our common stock outstanding as of September 30, 2022 and excludes:

●	2,058,280 shares of common stock available for award under the Plan as of September 30, 2022;

●	3,171,026 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2022, having a weighted average exercise price of $5.79 per share;

●	2,078,124 shares of common stock issuable upon the vesting of outstanding restricted stock units as of September 30, 2022;

●	303,454 restricted stock units awarded to directors of the Company, but issuance and delivery of the underlying shares of common stock are deferred until the director resigns; and

●	373,847 shares of common stock issuable upon the exercise of outstanding warrants as of September 30, 2022, having a weighted average exercise price of $2.08 per share.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options, vesting and settlement of outstanding restricted stock units or issuance of new shares at per share prices below the price to investors in this offering. To the extent that any outstanding options are exercised or outstanding restricted stock units are vested and settled, there will be no further dilution to new investors.

S-13

DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. Any payment of dividends on our common stock would depend on contractual restrictions, as well as our earnings, financial condition and other business and economic factors as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

S-14

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK

Overview

The following is a summary of the material U.S. federal income tax considerations with respect to the purchase, ownership and disposition of our common stock to a non-U.S. holder that purchases shares of our common stock in this offering and holds such shares as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary does not apply to any persons holding equity interests other than our common stock. For purposes of this summary, a “non-U.S. holder” means a beneficial owner of our common stock that is neither a U.S. person nor a partnership for U.S. federal income tax purposes. A “U.S. person” is any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership or other pass-through entity for U.S. federal income tax purposes holds common stock, the tax treatment of a partner in such partnership or member of such other pass-through entity generally will depend upon the status of the partner or member and the activities of the partnership or other pass-through entity. Partnerships and other pass-through entities holding common stock, and any person who is a partner or member of such entity, should consult their own tax advisor.

This summary is based upon current provisions of the Code, existing and temporary Treasury Regulations promulgated thereunder and administrative pronouncements and judicial decisions thereof, all in effect on the date hereof and all of which are subject to change or differing interpretations. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We cannot assure you that a change in law, possibly with retroactive application, will not alter significantly the tax consequences described in this summary. This discussion may not apply, in whole or in part, to particular non-U.S. holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, private foundations, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, non-U.S. holders that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment and certain U.S. expatriates). In addition, this summary does not address the alternative minimum tax provisions of the Code, the U.S. federal estate or gift tax consequences, the consequences of the 3.8% Medicare tax on certain net investment income, or the consequences of holding or disposing common stock under state, local or non-U.S. tax laws. We have not sought and do not plan to seek a ruling from the IRS, with respect to the statements and conclusions set forth in the following summary, and there can be no assurance that the IRS or a court would agree with such statements and conclusions.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF COMMON STOCK. PROSPECTIVE HOLDERS OF COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF COMMON STOCK.

Dividends

If we make a distribution of cash or property with respect to our common stock (or complete a redemption that is treated as a distribution with respect to our common stock), such distribution would be treated as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, if any (as determined under U.S. federal income tax principles). Dividends paid to you generally would be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividends, unless you are eligible for a reduced rate of withholding tax under an applicable tax treaty and provide proper certification of your eligibility for such reduced rate. However, dividends that are effectively connected with the conduct of a trade or business by you within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment maintained by you) would not be subject to the withholding tax, as described below, if you comply with the applicable certification and disclosure requirements. Instead, such dividends would be subject to the regular U.S. federal income tax on net taxable income at applicable graduated individual or corporate rates in the same manner as if you were a U.S. person. Any such effectively connected dividends received by a foreign corporation might also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. holders should consult their tax advisors regarding applicable tax treaties that may provide for different rules.

S-15

If the amount of a distribution paid on our common stock were to exceed our current and accumulated earnings and profits, such excess would be allocated ratably among each share of common stock with respect to which the distribution was paid. Any such excess allocated to the shares held by you would be treated first as a tax-free return of capital to the extent of your adjusted tax basis in each such share, and thereafter as capital gain from a sale or other taxable disposition of such share of common stock that is taxed to you as described below under “Gain on disposition of common stock.” Your adjusted tax basis in a share of our common stock generally would be the amount of cash contributed in exchange for such share, reduced by the amount of any such tax-free returns of capital.

If you wish to claim the benefit of an applicable income tax treaty to avoid or reduce withholding of U.S. federal income tax on dividends, then you must (i) provide the withholding agent with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalties of perjury that you are not a U.S. person and are eligible for treaty benefits or (ii) if you hold our common stock through certain foreign intermediaries (including partnerships), satisfy the relevant certification requirements of applicable U.S. Treasury regulations by providing appropriate documentation to the intermediaries (which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries).

If you do not timely provide us or another applicable withholding agent with the required certification, but you are eligible for a reduced rate of U.S. federal income tax pursuant to an income tax treaty, then you may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. You should consult your tax advisor regarding your entitlement to benefits under any applicable income tax treaty

Gain on Disposition of Common Stock

Subject to the discussion below under “Additional withholding tax,” you generally will not be subject to U.S. federal income tax with respect to gain realized on the sale or other taxable disposition of our common stock (other than a redemption that is treated as a dividend for U.S. federal income tax purposes and taxed as described above), unless:

●	the gain is effectively connected with a trade or business you conduct in the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment maintained by you);
●	if you are an individual, you are present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition and certain other conditions are met; or
●	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period ending on the date of the sale or other taxable disposition of our common stock and (ii) your holding period for our common stock and certain other requirements are met.

If you are a non-U.S. holder described in the first bullet point above (or so treated), you generally would be subject to tax on the net gain derived from the disposition under regular graduated U.S. federal income tax rates, subject to an applicable income tax treaty providing otherwise. If you are a foreign corporation described in the first bullet point above, you may also, under certain circumstances, be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits (or such lower rate as may be specified by an applicable income tax treaty).

If you are an individual described in the second bullet point above, you generally would be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty), on the amount by which your capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition.

S-16

With respect to the third bullet point above, we believe that we are not currently, and we do not anticipate becoming, a U.S. real property holding corporation. In general, we would be a U.S. real property holding corporation if our U.S. real property interests comprised at least 50% of the fair market value of our worldwide real property interests and assets used or held for use in a trade or business. However, because the determination of whether we are a U.S. real property holding corporation depends on the fair market value of our United States real property interests relative to the fair market value of our global real property interests and other business assets, there can be no assurance that we have not been a United States property holding corporation or will not become one in the future. In the event we do become a U.S. real property holding corporation, you would not be subject to U.S. federal income tax on a sale or other disposition of our common stock as long as our common stock is regularly traded on an established securities market at any time during the calendar year in which the disposition occurs (within the meaning of the applicable Treasury Regulations) and you do not actually or constructively held more than 5% of our common stock at any time during the shorter of (i) the five-year period ending on the date of the sale or disposition of our common stock or (ii) your holding period for our common stock. If gain on the sale or other taxable disposition of our common stock were subject to taxation under the third bullet point above, you would be subject to regular U.S. federal income tax with respect to such gain in generally the same manner as a U.S. person and a 15% withholding tax would apply to the gross proceeds from such sale or other taxable disposition.

You should consult your tax advisor regarding potentially applicable income tax treaties that provide for different rules and the possible consequences if we are, or were to become, a U.S. real property holding corporation.

Information Reporting and Backup Withholding Tax

In general, information returns will be filed annually with the IRS and provided to each shareholder in connection with any dividends paid to you and the amount of tax, if any, withheld with respect to such dividends. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which you reside or are established.

As a non-U.S. holder, you generally will be subject to information reporting requirements and backup withholding with respect to dividends paid on, and the proceeds from the disposition of, shares of our common stock, unless, generally, you certify to the withholding agent under penalties of perjury (usually on IRS Form W-8BEN or W-8BEN-E) that, among other things, you are not subject to such withholding. Non-U.S. holders generally are exempt from information reporting and backup withholding, provided, if necessary, that they demonstrate their qualification for exemption by providing a properly executed IRS Form W-8BEN, Form W-8BEN-E, or other applicable tax certification form. You should consult your own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder generally would be allowed as a refund or a credit against such holder’s U.S. federal income tax provided the required information is timely furnished to the IRS.

FATCA

Certain provisions of the Code, known as the Foreign Account Tax Compliance Act, or FATCA, impose a 30% U.S. withholding tax on certain U.S. source payments, including interest and dividends, if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless (i) such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information (that is in addition to and significantly more onerous than, the requirement to deliver an applicable U.S. nonresident withholding tax certification form (e.g., IRS Form W-8BEN), as discussed above) regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or (ii) such institution resides in a jurisdiction that has entered into an intergovernmental agreement, or IGA, with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. While existing U.S. Treasury regulations would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. FATCA also generally imposes a withholding tax of 30% on withholdable payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Depending on the status of a holder and the status of the intermediaries through which they hold their common stock, the holder could be subject to this 30% withholding tax with respect to dividends paid on the stock. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

If we determine withholding is appropriate with respect to your common stock, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Potential investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the common stock.

S-17

POTENTIAL PURCHASERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK.

S-18

THE CONCURRENT SENIOR NOTES OFFERING

Following this offering, we also anticipate offering, by means of a separate prospectus supplement, $100,000,000 aggregate principal amount of senior notes due 2027 (or $115,000,000 if the underwriters’ option to purchase up to $15,000,000 aggregate principal amount of additional Senior Notes is exercised in full). The Company anticipates that the Senior Notes will be senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness. Accordingly, the Senior Notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness, and the Senior Notes will be structurally subordinated to all existing and future indebtedness (including trade payables) of our subsidiaries. This offering of common stock is not contingent on the completion of the offering of the Senior Notes. Accordingly, you should not assume that the Senior Notes offering will be consummated on the terms described in this prospectus supplement, or at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the Senior Notes offering. See “Use of Proceeds” in this prospectus supplement for additional information regarding the anticipated use of proceeds for the proceeds from this offering and the anticipated offering of the Senior Notes.

S-19

UNDERWRITING

We have entered into an underwriting agreement with B. Riley Securities, or BRS, to act as the underwriter of this offering. Subject to the terms and conditions set forth in an underwriting agreement between us and BRS dated December 13, 2022, we have agreed to sell to BRS, and BRS has agreed to purchase from us, 2,376,426 shares of common stock.

The underwriting agreement provides that the obligations of the underwriter to purchase the shares of common stock included in this offering are subject to approval of legal matters by counsel, including conditions contained in the underwriting agreement. The underwriter is obligated to purchase all the shares of common stock if any of the shares of common stock are purchased.

The underwriter proposes to offer part of the shares of common stock to investors directly at the offering price set forth on the cover page of this prospectus supplement and part to dealers at that price less a concession not in excess of $0.37872 per share. After the initial offering of shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriter.

The following table shows the per share and total offering price, underwriting discounts and commissions that we will pay to the underwriter in connection with this offering and proceeds, before expenses, to us. Subject to the terms and conditions set forth in the Underwriting Agreement, the underwriter has agreed to purchase all of the shares of common stock sold under the Underwriting Agreement. These conditions include, among others, the continued accuracy of representations and warranties made by us in the Underwriting Agreement, delivery of legal opinions and the absence of any material changes in our assets, business or prospects after the date of this prospectus supplement.

Per Share
Offering price	$10.52
Underwriting discount	$0.63
Proceeds, before expenses, to us	$9.89

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and reimbursements, will be approximately $125,000. We have agreed to pay a commitment fee to B. Riley Securities, Inc. in the amount equal to $750,000. We have also agreed to reimburse the underwriter for its reasonable out-of-pocket expenses in connection with this offering and related transactions, including attorneys’ fees, up to $25,000.

Lock-Up Agreements

We, our executive officers and directors have agreed, subject to limited exceptions, for a period of 90 days after the date of this prospectus supplement, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock.

S-20

Price Stabilization and Short Positions

Until the distribution of shares of common stock is complete, SEC rules may limit the ability of the underwriter to bid for and purchase shares of our common stock. As an exception to these rules, the underwriter is permitted to engage in certain transactions which stabilize the price of the shares of common stock, which may include short sales, covering transactions and stabilizing transactions. Short sales involve sales of shares of common stock in excess of the number of shares to be purchased by the underwriter in the offering, which creates a short position. The underwriter must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the shares of common stock made by the underwriter in the open market prior to the completion of the offering.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on our shares of common stock. Any of these activities may have the effect of preventing or retarding a decline in the market price of our shares of common stock. They may also cause the price of the shares of common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on the Nasdaq or in the over-the-counter market, or otherwise. If the underwriter commences any of these transactions, they may discontinue them at any time without notice.

We expect that the delivery of the shares of common stock in the offering will be made on or about December 16, 2022, which will be the second business day following the date of this prospectus supplement (such settlement being referred to as “T+2”).

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

A prospectus supplement in electronic format may be made available on web sites maintained by the underwriter. Other than the prospectus supplement in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement or the accompanying prospectus.

Listing; Transfer Agent

Our common stock is traded on the Nasdaq under the symbol “HROW.” The transfer agent and registrar for our common stock is Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093.

Additional Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates may provide from time to time in the future in the ordinary course of their business certain commercial banking, financial advisory, investment banking and other services to us for which they will be entitled to receive customary fees and expenses.

BRS is also acting as an underwriter in connection with our Senior Notes offering.

In the event that the aggregate proceeds from this offering and the Senior Notes offering are insufficient to finance the Acquisition, an affiliate of BRS has agreed to provide, directly or through affiliates, the Proposed Secured Loan.

S-21

LEGAL MATTERS

Certain legal matters will be passed upon for us by Waller Lansden Dortch & Davis, LLP, Nashville, Tennessee, and for the underwriter by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of Harrow Health, Inc. and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, incorporated by reference in this prospectus supplement, have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in its report appearing therein. Such consolidated financial statements are incorporated herein by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you in this prospectus supplement and the accompanying prospectus by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information filed with the SEC will update and supersede this information.

We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering , except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” The following documents filed with the SEC are incorporated by reference in this prospectus supplement and the accompanying prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, each filed with the SEC on May 5, 2022, August 9, 2022, and November 14, 2022, respectively; and

●	our Current Reports on Form 8-K filed with the SEC on March 31, 2022, April 13, 2022, June 13, 2022, September 22, 2022, October 5, 2022, and October 11, 2022.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

Harrow Health, Inc.
102 Woodmont Blvd., Suite 610

Nashville, TN 37205
Attention: Investor Relations.

You may also make such requests by contacting us at (615) 733-4730.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC’s web site at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at www.harrowinc.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this document.

S-22

PROSPECTUS

$300,000,000

HARROW HEALTH, INC.

By this prospectus, we may offer, from time to time:

● Common stock
● Preferred stock
● Depositary shares
● Warrants
● Units
● Debt securities

All of the securities listed above may be sold separately or as units with other securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you purchase any of our securities.

Our common stock is listed on the Nasdaq Global Market under the symbol “HROW.” On May 25, 2022, the closing price of our common stock on the Nasdaq Global Market was $6.50 per share.

Investing in our securities involves risk. Please carefully read the information under “Risk Factors” beginning on page 4 of this prospectus, as well as the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission, for information you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may overallot a portion of the securities. For additional information regarding the methods of sale of our securities, you should refer to the section entitled “Plan of Distribution” in this prospectus.

This prospectus is dated June 6, 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000.

This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations about us or itself that is different from, or in addition to, that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable.

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PROSPECTUS SUMMARY

The following summary highlights information contained in this prospectus or incorporated by reference. While we have included what we believe to be the most important information about the company, the following summary may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the risks of investing discussed under “Risk Factors” beginning on page 4, the information to which we refer you and the information incorporated into this prospectus by reference, for a complete understanding of our business and the terms of any offering. References in this prospectus to “our company,” “we,” “our,” “Harrow” and “us” refer to Harrow Health, Inc.

Harrow Health, Inc.

Overview

We are an ophthalmic-focused healthcare company. Our business specializes in the development, production, sale, and distribution of innovative prescription medications that offer unique competitive advantages and serve unmet needs in the marketplace through our subsidiaries and deconsolidated companies. We own and operate ImprimisRx, one of the nation’s leading ophthalmology-focused pharmaceutical businesses, and Visionology, Inc., or Visionology, a direct-to-consumer digital eyecare subsidiary. In addition to wholly owning ImprimisRx and Visionology, we also have non-controlling equity positions in Surface Ophthalmics, Inc., or Surface, and Melt Pharmaceuticals, Inc., or Melt.

ImprimisRx is our ophthalmology-focused prescription pharmaceutical business. We offer to over 10,000 physician customers and their patients medically necessary prescription drugs to meet their needs that are otherwise unmet by commercially available drugs. We make our formulations available at prices that are, in most cases, lower than non-customized commercial drugs. Our current ophthalmic formulary includes over twenty compounded formulations, many of which are patented or patent-pending, and are customizable for the specific needs of a patient. Some of our compounded medications are various combinations of drugs formulated into one bottle and numerous preservative free formulations. Depending on the formulation, the regulations of a specific state and ultimately the needs of the patient, ImprimisRx products may be dispensed as patient-specific medications from our 503A pharmacy, or for in-office use, made according to federal current good manufacturing practices, or cGMPs, or other U.S. Food and Drug Administration, or FDA, guidance documents, in our FDA-registered outsourcing facility located in New Jersey.

Over the past two years, in order to more fully serve the needs of our growing customer base, we have invested in broadening ImprimisRx’s product portfolio to include FDA-approved products. Our investments in this regard have led to commercial partnerships to sell DEXYCU® and Avenova, the acquisition of two later stage drug candidates, and the recent acquisition of U.S. rights to four FDA-approved ophthalmic products. These transactions, and those we are continuing to pursue, are focused in eyecare pharmaceuticals. We believe that our continued investments in these and other products will result in our ability to provide more physician prescribers and their patients with access to a complete portfolio of affordable eyecare pharmaceuticals to address their clinical needs.

We operate two compounding facilities located in Ledgewood, New Jersey. Our New Jersey operations are comprised of two separate entities and facilities, one of which is registered with the FDA as an outsourcing facility under Section 503B of the Federal Food, Drug & Cosmetic Act, or the FDCA. The other New Jersey facility, is a licensed pharmacy operating under Section 503A of the FDCA. All products that we sell, produce and dispense are made in the United States.

We have minority ownership interests in Surface, Melt and Eton Pharmaceuticals, Inc., all companies that began as our subsidiaries, and hold royalty interests in some of Surface’s and Melt’s drug candidates. These companies are pursuing market approval for their drug candidates under the FDCA, including in some instances under the abbreviated pathway described in Section 505(b)(2), which permits the submission of a new drug application, or NDA, where at least some of the information required for approval comes from studies not conducted by or for the applicant and for which the applicant has not obtained a right of reference. We expect any new subsidiaries to be focused on eye care.

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We have incurred significant operating losses and negative cash flows from operations over the course of our business. As of March 31, 2022, we had an accumulated deficit of approximately $97.8 million. Our current projections indicate that we will have operating income and/or net income during 2022; however, these projections may not be correct and our plans could change. Also, we could incur increasing operating losses in the foreseeable future for our commercialization activities, research and development, and our pharmaceutical business, which would impact net income. Recent changes to the accounting for equity investments require those investments to be measured at fair market value, which may cause our earnings (losses) to become volatile as the stock prices of those equity investments fluctuate. Although we have been generating revenue from our pharmaceutical operations, our ability to generate the revenues necessary to achieve profitability will depend on many factors. Our business plan and strategies involve costly activities that are susceptible to failure, and, therefore, we may not be able to generate sufficient revenue to support and sustain our business or reach the level of sales and revenues necessary to achieve and sustain profitability.

Corporate Information

We were incorporated in Delaware in January 2006 as Bywater Resources, Inc. In September 2007, we closed a merger transaction with Transdel Pharmaceuticals Holdings, Inc. and changed our name to Transdel Pharmaceuticals, Inc. We changed our name to Imprimis Pharmaceuticals, Inc. in February 2012. We changed the name of our company to Harrow Health, Inc. in December 2018.

On June 26, 2011, we suspended our operations and filed a voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of California, Case No. 11-10497-11. On December 8, 2011, in connection with our entry into a line of credit agreement and securities purchase agreement with a third party, our voluntary petition for reorganization relief was dismissed.

During the summer of 2019, we relocated our executive office previously based in San Diego, California to its current location at 102 Woodmont Blvd., Suite 610, Nashville, Tennessee and our telephone number at such office is (615) 733-4730. Our website address is harrowinc.com. Information contained on our website is not deemed part of this prospectus and is not incorporated in this prospectus or any other document that we file with the SEC by reference.

The Securities We May Offer

We may offer up to $300.0 million of common stock, preferred stock, depositary shares, warrants, units and debt securities in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Currently, we do not pay a dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

2

Preferred Stock and Depositary Shares

We may issue preferred stock in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting and conversion rights and other provisions at the time of sale. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or the winding up of Harrow Health, Inc., voting rights and rights to convert into common stock. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

Units

We may offer units composed of one or more of the other securities that may be offered under this prospectus.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The senior debt securities will have the same rank as all of our other unsubordinated debt but we may be subject to the terms of other debt to which the senior debt is otherwise subordinate. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading “Where You Can Find More Information.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before purchasing any of our securities, you should carefully consider the risk factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K, our subsequent Quarterly Report on Form 10-Q and the other reports and information that we file with the SEC, including any risk factors and other information contained in any applicable prospectus supplement. In particular, please see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference into this prospectus. The risks and uncertainties that we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect us. The occurrence of any of these risks could materially and adversely impact our business, cash flows, condition (financial or otherwise), liquidity, prospects and/or results of operations. Please also refer to the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the registration statement of which it forms a part, any prospectus supplement, any related issuer free writing prospectus and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “will”, “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or the negative of these terms or other comparable terminology are considered to contain uncertainty and are forward-looking statements. In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in our future filings made with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus, which reflect management’s opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus.

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DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution to the purchasers of equity interests which they purchase in an offering under this prospectus:

●	the net tangible book value per share before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by the purchasers.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital requirements, which may include, among other things, the repayment or repurchase of debt obligations and other capital expenditures. We may also use a portion of the net proceeds for licensing or acquiring intellectual property or technologies to incorporate into our products and product candidates or our research and development programs, capital expenditures, to fund possible investments in and acquisitions of complementary products, businesses or partnerships. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DIVIDEND POLICY

We have never paid cash dividends on our equity securities. Moreover, we do not anticipate paying cash dividends for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common and preferred stock and of certain provisions of our Amended and Restated Certificate of Incorporation, as amended, or the Certificate of Incorporation, and Amended and Restated Bylaws, or the Bylaws. For more detailed information, please see our Certificate of Incorporation and Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

Our authorized capital stock consists of 55,000,000 shares, 50,000,000 of which are designated as common stock, par value $0.001 per share, and 5,000,000 of which are designated as preferred stock, par value $0.001 per share.

Capital Stock Issued and Outstanding

As of May 4, 2022, there were approximately 82 stockholders of record (excluding an indeterminable number of stockholders whose shares are held in street or “nominee” name) of our common stock. In addition, as of March 31, 2022, there were outstanding (i) options to acquire 3,083,796 shares of our common stock with a weighted average exercise price of $5.76 per share, (ii) warrants to purchase 373,847 shares of common stock with a weighted average exercise price of $2.08 per share, (iii) 2,088,558 unvested restricted stock units, and (iv) 277,405 vested restricted stock units for which delivery of the shares had been deferred.

Description of Common Stock

We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time the holders of our common stock will be entitled to cash dividends as may be declared, if any, by our board of directors from funds available. Subject to any preferential rights of any outstanding series of preferred stock that we may issue, upon liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to receive pro rata all assets available for distribution to the holders.

Description of Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and number of shares constituting any series and the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control. The ability to issue preferred stock could delay or impede a change in control. As of the date of this prospectus, no shares of preferred stock are outstanding and we currently have no plan to issue any shares of preferred stock.

Anti-Takeover Provisions

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which such stockholder became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a stockholder who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

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Liability and Indemnification of Directors and Officers

Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any proceedings or claims initiated or brought voluntarily by the indemnitee and not by way of defense, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by our board of directors, (iii) indemnification is provided by us, in our sole discretion, pursuant to powers vested in us under the DGCL, or (iv) the proceeding is brought to establish or enforce a right to indemnification under the indemnification agreement or any other statute or law or otherwise as required under Section 145 of the DGCL. We are not required to indemnify the indemnitee for any amounts paid in settlement of a proceeding unless we consent to such settlement.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer existing as of the time of such repeal or modification.

We have purchased and intend to maintain insurance on our behalf and on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Listing; Transfer Agent

Our common stock is listed on the Nasdaq Global Market under the symbol “HROW”. The transfer agent and registrar for our common stock is Action Stock Transfer Corporation, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121.

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DESCRIPTION OF THE DEPOSITARY SHARES

General

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares and each of these will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of depositary shares. You should refer to the forms of the deposit agreement, our Certificate of Incorporation and the certificate of designation that are, or will be, filed with the SEC for the applicable series of preferred stock.

Dividends

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Liquidation preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

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Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will, to the extent practicable, vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of preferred stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and termination of the deposit agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

●	the initial deposit of the preferred stock;

●	the initial issuance of the depositary shares;

●	any redemption of the preferred stock; and

●	all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

●	refuse to transfer depositary shares;

●	withhold dividends and distributions; and

●	sell the depositary shares evidenced by the depositary receipt.

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Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

●	written advice of counsel or accountants;

●	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

●	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and removal of depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF THE WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

●	the title of the debt warrants;

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●	the offering price for the debt warrants, if any;

●	the aggregate number of the debt warrants;

●	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

●	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the dates on which the right to exercise the debt warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the debt warrants, if any;

●	the redemption or call provisions, if any, applicable to the debt warrants;

●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

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●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of us.

DESCRIPTION OF THE UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus and the related unit agreements. While the terms summarized below will apply generally to any units we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement will describe the following terms of the units in respect of which this prospectus is being delivered:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;

●	whether the units will be issued fully registered or in global form; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and may be characterized as senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

Senior Notes

In April, May and June, 2021, we completed the sale of an aggregate principal amount of $75,000,000 unsecured senior notes in public offerings, which are all treated as a single series (collectively, the “Senior Notes”). The Senior Notes were issued pursuant to that certain Indenture (the “Base Indenture”) and that certain First Supplemental Indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) each dated April 20, 2021, between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Senior Notes bear interest at the rate of 8.625% per annum and mature on April 30, 2026. Interest on the Senior Notes is payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year. The Senior Notes are listed on the Nasdaq Global Market under the symbol “HROWL.”

The Senior Notes are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s other existing and future senior unsecured and unsubordinated indebtedness. The Senior Notes are effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness and structurally subordinated to all existing and future indebtedness of the Company’s subsidiaries, including trade payables.

Prior to February 1, 2026, the Company may, at its option, redeem the Senior Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus a make-whole amount that is further described in the First Supplemental Indenture, if any, plus accrued and unpaid interest to, but excluding, the date of redemption. The Company may redeem the Senior Notes for cash in whole or in part at any time at our option on or after February 1, 2026 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. On and after any redemption date, interest will cease to accrue on the redeemed Senior Notes.

The Indenture contains customary events of default and cure provisions. If an uncured default occurs and is continuing, the Trustee or the holders of at least 25% of the principal amount of the Senior Notes may declare the entire amount of the Senior Notes, together with accrued and unpaid interest, if any, to be immediately due and payable. In the case of an event of default involving the Company’s bankruptcy, insolvency or reorganization, the principal of, and accrued and unpaid interest on, the principal amount of the Senior Notes, together with accrued and unpaid interest, if any, will automatically, and without any declaration or other action on the part of the Trustee or the holders of the Senior Notes, become due and payable.

The Indenture is incorporated by reference into the registration statement of which this prospectus is a part.

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Summary

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words “Harrow,” “we,” “us,” or “our” refer only to Harrow Health, Inc. and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

●	whether the debt securities are senior or subordinated;

●	the offering price;

●	the title;

●	any limit on the aggregate principal amount;

●	the person who shall be entitled to receive interest, if other than the record holder on the record date;

●	the date or dates the principal will be payable;

●	the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

●	the place where payments may be made;

●	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

●	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

●	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

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●	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

●	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

●	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

●	if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

●	any conversion or exchange provisions;

●	whether the debt securities will be issuable in the form of a global certificate;

●	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated debt securities;”

●	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

●	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

●	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

●	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

●	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

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●	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We will appoint the trustee as the initial security registrar. Any trustee, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional trustees or change trustees or change the office of the trustee. However, we will be required to maintain a trustee in each place of payment for the debt securities of each series.

Global certificates

The debt securities of any series may be represented, in whole or in part, by one or more global certificates. Each global certificate will:

●	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

●	be deposited with the depositary or nominee or custodian; and

●	bear any required legends.

No global certificate may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

●	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

●	an event of default is continuing with respect to the debt securities of the applicable series; or

●	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global certificate, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global certificate for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global certificate will not be:

●	entitled to have the debt securities registered in their names;

●	entitled to physical delivery of certificated debt securities; or

●	considered to be holders of those debt securities under the indenture.

Payments on a global certificate will be made to the depositary or its nominee as the holder of the global certificate. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global certificate will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global certificate to the accounts of its participants.

Ownership of beneficial interests in a global certificate will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

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Payments, transfers and exchanges relating to beneficial interests in a global certificate will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global certificate.

Payment and paying agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

●	10 business days prior to the date the money would be turned over to the applicable state; or

●	at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.

No protection in the event of a change of control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, merger and sale of assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than a wholly owned subsidiary of us) or sell, transfer, lease, convey or otherwise dispose of all or substantially all of our property to, any person (other than a subsidiary of us), unless:

●	the Company shall be the surviving person, or the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

●	the successor entity (if other than the Company) expressly assumes our obligations on the debt securities and under the indentures;

●	immediately before and immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

●	certain other conditions specified in the indenture are met.

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Events of default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1)	we fail to pay principal of or any premium on any debt security of that series when due;

(2)	we fail to pay any interest on any debt security of that series for 60 days after it becomes due;

(3)	we fail to deposit any sinking fund payment when due;

(4)	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)	certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least a 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

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In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

●	providing for our successor to assume the covenants under the indenture;

●	adding covenants or events of default;

●	making certain changes to facilitate the issuance of the securities;

●	securing the securities;

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●	providing for a successor trustee or additional trustees;

●	curing any ambiguities or inconsistencies;

●	providing for guaranties of, or additional obligors on, the securities;

●	permitting or facilitating the defeasance and discharge of the securities; and

●	other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

●	change the stated maturity of any debt security;

●	reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

●	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

●	change the place of payment or the currency in which any debt security is payable;

●	impair the right to enforce any payment after the stated maturity or redemption date;

●	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

●	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

●	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and discharge; defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

●	we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

●	we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

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To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not be subject to U.S. federal income tax differently than if we did not make the election and instead paid the amounts due on the debt securities as and when due.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

●	direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

●	obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same is filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

No personal liability of directors, officers, employees and stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

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Subordinated debt securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

●	a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

●	any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

We will resume payments on the subordinated debt securities:

●	in case of a payment default, when the default is cured or waived or ceases to exist, and

●	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

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As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

●	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

●	all of our obligations for money borrowed;

●	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

●	our obligations:

○	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

○	as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

●	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

●	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

●	all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

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●	all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

●	renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

●	any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

●	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more or our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

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Underwriter, dealer or agent discounts and commissions

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

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Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

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LEGAL MATTERS

The validity of the securities being offered hereby has been passed upon by Waller Lansden Dortch & Davis, LLP.

EXPERTS

KMJ Corbin & Company LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you in this prospectus by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” The following documents filed with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 10, 2022;

●	our Definitive Proxy Statement on Schedule 14A, as amended, filed with the SEC on April 26, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 5, 2022;

●	our Current Reports on Form 8-K filed with the SEC on March 31, 2022 and April 13, 2022;

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 7, 2013, and any amendments or reports filed for the purpose of updating such description; and

●	the description of our 8.625% Senior Notes due 2026 contained in our Registration Statement on Form 8-A filed with the SEC on April 20, 2021 (File No. 001-35814), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

Harrow Health, Inc.
102 Woodmont Blvd., Suite 610

Nashville, TN 37205
Attention: Investor Relations

You may also make such requests by contacting us at (615) 733-4730.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.harrowinc.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

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2,376,426 Shares

Harrow Health, Inc.

Common Stock

Prospectus Supplement

B. Riley Securities

December 13, 2022